Exhibit 99.1

Bank of Commerce Holdings Announces Shelf Registration Filing

REDDING, Calif., March 24, 2017 (GLOBE NEWSWIRE) -- Randall S. Eslick, President and Chief Executive Officer of Bank of Commerce Holdings (NASDAQ:BOCH) (the “Company”), a $1.1 billion asset bank holding company and parent company of Redding Bank of Commerce (the “Bank”), today announced that the Company has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”).  The shelf registration provides for the offer and sale, from time to time in one or more offerings, of up to $50 million in common stock, preferred stock, warrants or units over a three-year period.

The Company would expect to use the net proceeds from the registration for general corporate purposes which may include ongoing and anticipated growth and potential acquisition opportunities.

“The shelf registration provides our Company with additional sources of capital and the flexibility to execute efficiently when a strategic opportunity arises,” said Mr. Eslick.

Specific terms and prices will be determined at the time of each offering under a separate prospectus supplement, which will be filed with the SEC at the time of the offering.  The registration statement is subject to review by the SEC.  The filing of the shelf registration does not constitute an offer of securities for sale and does not require the Company to issue securities.

The shelf registration statement has been filed with the SEC but has not yet become effective.  Any offers, solicitations of offers to buy, or sales of these securities will only be made once the shelf registration statement has been declared effective by the SEC, including any prospectuses and prospectus supplements.  These securities may not be sold, nor may offers to buy be accepted, prior to the time that the registration statement becomes effective.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration and qualification under the securities law of such jurisdiction.

About Bank of Commerce Holdings

Bank of Commerce Holdings is a bank holding company headquartered in Redding, California and is the parent company for Redding Bank of Commerce which operates under two separate names (Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce). The Bank is an FDIC-insured California banking corporation providing banking and financial services through nine offices located in northern California. The Bank opened on October 22, 1982. The Company’s common stock is listed on the NASDAQ Global Market and trades under the symbol “BOCH.”

Forward-Looking Statements

Bank of Commerce Holdings wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. This news release includes statements by the Company, which describe management’s expectations and developments, which may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in the Company's public filings, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, national and international economic conditions are less favorable than expected or have a more direct and pronounced effect on the Company than expected and adversely affect the Company's ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new banks and/or branches are lower than expected; (4) our concentration in real estate lending; (5) competitive pressure among financial institutions increases significantly; (6) legislation or regulatory requirements or changes adversely affect the businesses in which the Company is engaged; and (7) technological changes could expose us to new risks.

Contact Information:

Randall S. Eslick, President and Chief Executive Officer

Telephone Direct (530) 722-3900

Samuel D. Jimenez, Executive Vice President and Chief Operating Officer

Telephone Direct (530) 722-3952

James A. Sundquist, Executive Vice President and Chief Financial Officer

Telephone Direct (530) 722-3908

Andrea Schneck, Vice President and Senior Administrative Officer

Telephone Direct (530) 722-3959